UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2025

Apollo Infrastructure Company LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56561	92-3084689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 515-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Appointments

Head of Investments Appointment

Effective as of August 1, 2025, Harry Seekings was appointed as the Head of Investments of Apollo Infrastructure Company LLC (the “Company”) by the board of directors of the Company (the “Board”). Mr. Seekings will continue to serve as Chief Executive Officer and director of the Company.

There are no arrangements or understandings between Mr. Seekings, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Seekings was selected as the Head of Investments. There are no related party transactions between the Company and Mr. Seekings (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Seekings does not have any family relationships with any of the Company’s directors or executive officers.

President Appointment

Effective as of August 1, 2025, David Cohen was appointed as the President of the Company by the Board. Mr. Cohen will continue to serve as a director of the Company and previously served as Co-President of the Company.

There are no arrangements or understandings between Mr. Cohen, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Cohen was selected as President. There are no related party transactions between the Company and Mr. Cohen (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Cohen does not have any family relationships with any of the Company’s directors or executive officers.

Chief Operating Officer and Director Appointment

Effective as of August 1, 2025, Andrew Berg was appointed as Chief Operating Officer and a director of the Company by the Board.

Mr. Berg joined Apollo Global Management, Inc. (“Apollo”) in 2019. He is currently a Managing Director and Chief Operating Officer for Apollo's Sustainability & Infrastructure Group. Prior to joining Apollo, Mr. Berg was a Managing Director with BlackRock, where he spent 13 years serving in various roles including Co-Head of the Alternative Solutions Group, Head of EMEA Corporate Strategy and Corporate Development, and a Managing Director in the Americas corporate strategy and corporate development team. Mr. Berg graduated with a BA from Colorado College with a degree in Philosophy and received his MS from Cornell University in Applied Economics and Management.

There are no arrangements or understandings between Mr. Berg, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Berg was selected as a director. There are no related party transactions between the Company and Mr. Berg (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Berg does not have any family relationships with any of the Company’s directors or executive officers.

The Company will enter into its standard form of indemnification agreement with Mr. Berg.

Director and Officer Resignation

Effective as of August 1, 2025, Corinne Still, Co-President and a director of the Company, resigned as a Co-President and a director of the Company. Ms. Still’s resignation was not related to any disagreement with the Company, its Board, or on any matter relating to the operations, policies or practices of the Company or its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Infrastructure Company LLC

Date:	August 5, 2025	By:	/s/ Yvette Novo
Name: Yvette Novo Title: Chief Financial Officer